As filed with the Securities and Exchange Commission on March 22, 1996

                                                     Registration No.
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                           UNIGENE LABORATORIES, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

         Delaware                                          22-2328609
---------------------------------                      ------------------
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                              110 Little Falls Road
                           Fairfield, New Jersey 07004
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                           UNIGENE LABORATORIES, INC.
                         1994 EMPLOYEE STOCK OPTION PLAN
                         -------------------------------
                            (Full title of the plan)

                              JESSE MARGOLIN, ESQ.
                    ----------------------------------------
                       Becker Ross Stone DeStefano & Klein
                        317 Madison Avenue - Suite #1410
                          New York, New York 10017-5372
                     (Name and address of agent for service)

                                 (212) 697-2310
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                                   Calculation of Registration Fee

====================================================================================================================================
                                                               Proposed Maximum          Proposed Maximum
                                            Amount to be       Offering Price per        Aggregate Offering       Amount of
Title of Securities to be Registered        Registered         Price per Share(1)        Price(1)                 Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01                950,250(2)(4)            $2.53               $2,404,133               $  829.01

------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01                549,750(3)(4)            $1.63               $  896,093               $  309.00

------------------------------------------------------------------------------------------------------------------------------------

Total                                                                                    $3,300,226               $1,138.01

====================================================================================================================================

--------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee, in accordance with Rule 457(c), on the basis of the average of the high and low prices per share of Common Stock of the registrant on March 15, 1996 as reported on the NASDAQ National Market System, except with respect to 549,750 shares which are subject to outstanding options, the price of which is based on the exercise price of the options.

(2) Reserved for issuance upon exercise of options which may be granted under the 1994 Employee Stock Option Plan.

(3) Reserved for issuance upon exercise of options granted under the 1994 Employee Stock Option Plan.

(4) There are also being registered such additional indeterminate number of shares of Common Stock as may be required to cover possible adjustments by reason of the anti-dilution provisions contained in the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

================================================================================


         Documents containing the information specified in Part I of this Registration Statement will be given or sent to all persons who participate in the Unigene Laboratories, Inc. 1994 Employee Stock Option Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.


         The  following  documents  as filed with the  Securities  and  Exchange
Commission  (the  "Commission")  by  Unigene  Laboratories,   Inc.,  a  Delaware
corporation (the "Registrant") are hereby incorporated by reference into this Registration Statement:

         A. the Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or, if the financial statements therein are more current, the Registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) with the Commission under the Securities Act of 1933, as amended (the "Securities Act").

         B. all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (A.) above.

         C. The description of the Registrant's Common Stock, $.01 par value, as set forth in Item 1 of the Registrant's Registration Statement on Form 8-A (File No. 0-16005) filed with the Commission on August 4, 1987 and which became effective on August 12, 1987.

         All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



Item 4.           Description of Securities.


         Not Applicable.



Item 5.           Interests of Named Experts and Counsel.


         None.


Item 6.           Indemnification of Directors and Officers.


         Section 145 of the Delaware General Corporation Law (the "DGCL") generally provides that a corporation is authorized to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of the Registrant to identify any such person.

         Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. The Registrant's Certificate of Incorporation limits the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.


         Article VI of the Registrant's By-Laws requires the Registrant to indemnify each of its directors and officers to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of his service to the Registrant or to other organizations at the Registrant's request.

         Section 9 of the Plan provides that the members of the Board of Directors and stock option committee shall be indemnified by the Registrant against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Registrant) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 7.           Exemption from Registration Claimed.


         Not applicable.


Item 8.           Exhibits.

         4.1   -   1994 Employee Stock Option Plan

         4.2   -   Specimen Certificate for Common Stock, par value $.01 per
                   share. Incorporated by reference to Exhibit 4.2 in Registration Statement No. 33-6877 on Form S-1.

         4.3   -   Certificate of Incorporation of Registrant and
                   amendments to May 22, 1987. Incorporated by reference to Exhibits 3.1 and 3.1.1 contained in the Registrant's
                   Registration Statement on Form S-1 (Registration No. 33-
                   6877).

         5.    -   Opinion of Becker Ross Stone DeStefano & Klein as to the
                   legality of the shares being registered.


         23.1  -   Consent of Becker Ross Stone DeStefano & Klein (included
                   in Exhibit 5 to this Registration Statement).

         23.2  -   Consent of KPMG Peat Marwick LLP.



Item 9.           Undertakings.


         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, New Jersey, on March 22, 1996.


                                                   UNIGENE LABORATORIES, INC.


                                                   By S/WARREN P. LEVY
                                                      --------------------------
                                                      Warren P. Levy, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                                       Date
---------                       -----                                       ----
S/WARREN P. LEVY
-------------------             Director; President                      March 22, 1996
Warren P. Levy                  (Chief Executive Officer)


S/RONALD S. LEVY
-------------------             Director; Vice President                 March 22, 1996
Ronald S. Levy                  (Chief Operating Officer)


S/JAY LEVY
-------------------             Chairman of the Board of                 March 22, 1996
Jay Levy                        Directors; Treasurer
                                (Chief Financial and
                                Chief Accounting Officer)


S/ROBERT G. RUARK
-------------------             Director                                 March 22, 1996
Robert G. Ruark


S/GEORGE M.WEIMER
-------------------             Director                                 March 22, 1996
George M. Weimer